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                                                                       EXHIBIT 5

                        [Tenneco Automotive Letterhead]



                                 March 30, 2001



Tenneco Automotive Inc.
500 North Field Drive
Lake Forest, IL 60045

         Re: The Tenneco Automotive Employee Stock Ownership Plan for Hourly Employees and The Tenneco Automotive Employee Stock Ownership Plan for Salaried Employees

Ladies and Gentlemen:

         As Senior Vice President and General Counsel of Tenneco Automotive Inc., a Delaware corporation (the "Company"), I have acted as counsel to the Company in connection with the filing of the Registration Statement on Form S-8 (the "Registration Statement") being filed under the Securities Act of 1933, as amended (the "Act"), on or about the date of this letter to register 3,720,321 shares of common stock, par value $.01 per share, including the associated preferred share purchase rights (the "Shares") of the Company offered or sold by the Company from time to time in connection with The Tenneco Automotive Employee Stock Ownership Plan for Hourly Employees and The Tenneco Automotive Employee Stock Ownership Plan for Salaried Employees (collectively, the "Plans").

         In arriving at this opinion, I, or attorneys under my supervision, have examined the Registration Statement and the exhibits thereto. I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise, of such other documents, evidence of corporate action and instruments as I or they have determined are necessary or advisable for the purpose of rendering this opinion. In all such examinations we have assumed the genuineness of all signatures, the authority to sign, and the authenticity of all documents submitted to us as originals. We have also assumed the conformity of originals of all documents submitted to us as copies.

         Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized and, as and when issued pursuant to and in accordance with the Plans, shall be validly issued, fully paid and non-assessable.
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Tenneco Automotive Inc.
March 30, 2001
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         I hereby consent to the use of this opinion as Exhibit 5 to the
Registration Statement and to any and all references to me in the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.


                                      Very truly yours,



                                      /s/ Timmothy R. Donovan
                                      ----------------------------
                                      Timothy R. Donovan
                                      Senior Vice President and General Counsel